Exhibit 10.1
AGREEMENT
This INDEMNITY AGREEMENT (this “Agreement”) is made and entered into this                      day of                     , 2011, by and between The Corporate Executive Board Company, a Delaware corporation (the “Company”), and                     (the “Indemnitee”).
WHEREAS, in order to serve corporations as directors, officers or in other capacities, highly competent individuals may require protection, through insurance and/or adequate indemnification, against inordinate risks of claims and actions arising out of their service to and activities on behalf of the corporation;
WHEREAS, Article Ninth of the Second Amended and Restated Certificate of Incorporation of the Company, dated as of February 18, 1999 (as the same may be amended from time to time in accordance with its terms, the “Certificate of Incorporation”), and Article VIII of the Amended and Restated Bylaws of the Company, effective as of March 4, 2009 (as the same may be amended from time to time in accordance with its terms, the “Bylaws”), each provide that the indemnification provided to directors and officers of the Company thereunder shall not be exclusive of other indemnification rights arising under any agreement or the Delaware General Corporation Law (as it may be amended from time to time, and any successor legislation, the “DGCL”);
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that any difficulty in attracting and retaining qualified individuals due to a lack of adequate protection is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such individuals that there will be increased certainty of such protection in the future;
WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such individuals to the fullest extent permitted by applicable law (which is consistent with the scope of protection provided by the terms of Article Ninth of the Certificate of Incorporation) so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;
WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and
WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be provided adequate protection with respect to indemnification.
NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:
SECTION 1. Employment by the Indemnitee. If the Indemnitee is an employee of the Company, nothing in this Agreement shall confer upon the Indemnitee the right to continue in the employ of the Company or affect the right of the Company to terminate the Indemnitee’s employment at any time in the sole discretion of the Company, with or without cause.
SECTION 2. Indemnification. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by the DGCL. In furtherance of the foregoing indemnification, and without limiting the generality thereof:
(a) Indemnification in Proceedings Other than Those by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 2(a) if Indemnitee is a party or is threatened to be made a party to any Proceeding (defined below) (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an officer, director or Designated Executive (defined below) of the Company, or is or was an officer, director or Designated Executive of the Company serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by such Indemnitee in any such capacity (including prior to the date of this Agreement). Pursuant to this Section, the Indemnitee shall be indemnified against all Expenses (defined below), judgments, penalties, Fines (defined below), liabilities and losses actually and reasonably incurred by the Indemnitee (or on his behalf) in connection with such Proceeding, so long as the Indemnitee acted in Good Faith (defined below) and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or Proceeding, had no reasonable cause to believe his conduct was unlawful.

(b) Indemnification in Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the indemnification rights provided in this Section 2(b) if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was an officer, director or Designated Executive of the Company, or is or was an officer, director or Designated Executive of the Company serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by such Indemnitee in any such capacity (including prior to the date of this Agreement). Pursuant to this Section, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee (or on his behalf) in connection with the defense or settlement of such Proceeding so long as the Indemnitee acted in Good Faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no such indemnification shall be made in respect of any claim, issue, or matter as to which the Indemnitee has been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to Indemnification for such Expenses as the court shall deem proper.
SECTION 3. Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Company on account of:
(a) Indemnitee’s conduct that is finally adjudged to have been knowingly fraudulent or to constitute willful misconduct;
(b) any Proceeding in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
(c) any Proceeding in which judgment is rendered against the Indemnitee for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation as required under the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;
(d) conduct for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, by-law or agreement, except in respect of any indemnity exceeding the payment under such insurance, clause, by-law or agreement;
(e) a final decision by a court having jurisdiction in the matter determining that such indemnification is not lawful (and, in this respect, both the Company and the Indemnitee have been advised that the Securities and Exchange Commission believes that (i) indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and (ii) claims for indemnification should be submitted to the appropriate court for adjudication); or
(f) any proceeding (or part thereof) by the Indemnitee against the Company or its directors, officers, employees, or other indemnitees, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iv) to establish or enforce a right to indemnity under this Agreement or any other agreement or insurance policy or under the Certificate of Incorporation or Bylaws or (v) the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control).
SECTION 4. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, penalties, Fines, liabilities or losses actually and reasonably incurred by the Indemnitee in connection with a Proceeding described in Section 2, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, penalties, Fines, liabilities and losses actually and reasonably incurred by him to which the Indemnitee is entitled.

SECTION 5. Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for the Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and the public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether the Indemnitee is entitled to indemnification under this Agreement:
(a) To obtain indemnification under this Agreement, the Indemnitee shall submit to the Secretary of the Company (or, if the office of the Secretary is vacant or the Indemnitee is the Secretary, the then highest-ranking officer of the Company) a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of the Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and then only to the extent that, such failure or delay actually and materially prejudices the interests of the Company.
(b) Any indemnification under Section 2 of this Agreement (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination (in accordance with this Section 5) that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in Section 2(a) or (b), as the case may be. Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 5(a), a determination of entitlement to indemnification shall be made in the specific case by one of the following methods, as determined by the Board: (i) by the Board, by a majority vote of Disinterested Directors (defined below), whether or not such majority constitutes a quorum; (ii) if the Board by the majority vote of Disinterested Directors so directs or if there are no Disinterested Directors, by Independent Counsel (defined below) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (iii) by the stockholders of the Company; provided, however, that if a Change in Control has occurred, the determination with respect to the Indemnitee’s entitlement to indemnification shall be made by Independent Counsel selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to clause (ii) of this Section 5(b) (and not following a Change in Control), the Independent Counsel shall be selected by the Board in accordance with the following procedures. The Company shall give the Indemnitee written notice of the Independent Counsel selected by the Board. The Indemnitee may, within ten (10) days after such written notice, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 19, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person identified in the Board’s notice to the Indemnitee shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by the Indemnitee of a written request for indemnification pursuant to Section 5(a), no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under this Section 5(b). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Section 5(b), and the Company shall pay all reasonable fees and expenses incident to the procedures in the prior sentence of this Section 5(b), regardless of the manner in which such Independent Counsel was selected or appointed.

(c) Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the fact that such Indemnitee is or was an officer, director or Designated Executive of the Company, or is or was an officer, director or Designated Executive of the Company serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by such Indemnitee in any such capacity (including prior to the date of this Agreement), a party to and is successful, on the merits or otherwise, in any Proceeding, or if it is ultimately determined that the Indemnitee is otherwise entitled to be indemnified against Expenses, he shall be indemnified to the maximum extent permitted by the DGCL, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith without the necessity of authorization in the specific case. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter without the necessity of authorization in the specific case. For purposes of this Section 5(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d) If the person or persons empowered or selected under this Section 5 to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within 65 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 65-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 5(d) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 5(b) of this Agreement and if (i) within twenty (20) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within ninety (90) days after such receipt and such determination is made thereat, or (ii) a special meeting of stockholders is called within twenty (20) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within ninety (90) days after having been so called and such determination is made thereat.
(e) If it is determined that the Indemnitee is entitled to all or part of the indemnification with respect to which the Indemnitee has made a request, the amount of the indemnification to which the Indemnitee is entitled shall be paid in full within 90 days after receipt by the Company of the written request for indemnification.
(f) Any Expenses actually and reasonably incurred by the Indemnitee (or on his behalf) in connection with his request for indemnification hereunder shall be borne by the Company. The Company hereby agrees to indemnify the Indemnitee for any such Expense and agrees to hold the Indemnitee harmless therefrom irrespective of the outcome of the determination of the Indemnitee’s entitlement to indemnification. If the person or persons making such determination shall determine that the Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person or persons shall reasonably prorate such partial indemnification among such claims, issues or matters.
(g) The Indemnitee shall cooperate with the person or persons making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or Expenses actually and reasonably incurred by the Indemnitee (or on his behalf) in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to the Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold the Indemnitee harmless therefrom.

SECTION 6. Presumptions and Effect of Certain Proceedings. Upon making a written request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder, and the Company shall have the burden of proof in the making of any determination contrary to such presumption. The person or persons empowered to make the determination of entitlement to indemnification shall, within the applicable time period specified in Section 5 after receipt by the Company of the Indemnitee’s written request for indemnification, specifically determine that the Indemnitee is so entitled, unless it or they make a determination that (i) sufficient evidence exists to rebut the presumption that the Indemnitee has met the applicable standard of conduct set forth in Section 2(a) or (b) hereof and it is determined that the Indemnitee did not meet the applicable standard of conduct or (ii) that the request relates to one of the matters with respect to which Section 3 of this Agreement prohibits indemnification. The termination of any Proceeding described in Section 2 by judgment, order, settlement conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not meet the applicable standard of conduct set forth in Section 2(a) or (b) or otherwise adversely affect the rights of the Indemnitee to indemnification except as may be provided herein.
SECTION 7. Advancement of Expenses.
(a) If so requested by the Indemnitee, all Expenses actually and reasonably incurred by the Indemnitee (or on his behalf) in defending or investigating a Proceeding shall be paid by the Company, in advance of the final disposition of the Proceeding, provided that the Indemnitee shall undertake to repay such amount to the extent it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Such Expenses shall be paid in full within twenty (20) days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time. Upon making a request for advancement of Expenses, the Indemnitee shall be presumed to be entitled to the advancement hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption. The Indemnitee’s entitlement to such Expenses shall include those actually and reasonably incurred in connection with any Proceeding by the Indemnitee seeking an adjudication pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by him in connection therewith. The Indemnitee’s undertaking to repay any such amounts is not required to be secured and shall be interest free.
(b) In the case of a suit brought by the Company to recover an advancement of Expenses pursuant to the terms of an undertaking, the Company shall have the burden of proof in showing that the Indemnitee is not entitled to such advancement of Expenses. The Company shall be entitled to recover such Expenses upon a final adjudication that the Indemnitee (i) has not acted in Good Faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or Proceeding, had reasonable cause to believe his conduct was unlawful.
SECTION 8. Remedies of the Indemnitee in Cases of Determination not to Indemnify or to Advance Expenses.
(a) In the event that a determination is made under Section 5 of this Agreement that the Indemnitee is not entitled to indemnification hereunder, or if a request for indemnification is not paid in full within ninety (90) days after receipt by the Company of a written request for indemnification (or such longer period as is provided for in Section 5), or if Expenses have not been paid in full within twenty (20) days after receipt by the Company of a statement requesting an advance of Expenses, the Indemnitee shall be entitled to a final adjudication in any court of competent jurisdiction in the State of Delaware of his entitlement to such indemnification or advance.
(b) Notice of any application for indemnification pursuant to this Section 8 shall be given to the Company promptly upon the filing of such application. The Company shall not oppose the Indemnitee’s right to seek any such adjudication. Such judicial proceeding shall be made de novo and neither an actual determination by the Board under Section 5 of this Agreement that the Indemnitee has not met the applicable standard of conduct for indemnification set forth in Section 2(a) or (b) of this Agreement, as the case may be, nor the absence of any determination thereunder, shall be a defense to such application or create a presumption that the Indemnitee has not met any applicable standard of conduct.
(c) If a determination is made or deemed to have been made pursuant to the terms of Section 5 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.

(d) If the court shall determine that the Indemnitee is entitled to any indemnification hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee (or on his behalf) in connection with such adjudication (including, but not limited to, any appellate Proceedings).
SECTION 9. Notification and Defense of Claim. Promptly after receipt by the Indemnitee of notice of any Proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company in writing of the commencement thereof; but the omission so to notify the Company will not relieve the Company from any liability that it may have to the Indemnitee unless, and then only to the extent that, such failure or delay actually and materially prejudices the interests of the Company. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee notifies the Company:
(a) The Company shall be entitled to participate therein at its own expense.
(b) Except as otherwise provided in this Section 9(b), to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election so to assume the defense thereof, the Company shall not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of the action or thereafter fails to conduct such defense, in each of which cases the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (ii) above.
(c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on or disclosure obligation with respect to the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.
SECTION 10. Other Rights to Indemnification. The indemnification and advancement of Expenses provided by or granted pursuant to this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may now or in the future be entitled under applicable law, the Certificate of Incorporation, the Bylaws, or any agreement, contract, vote of stockholders or Disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
SECTION 11. Expenses to Enforce Agreement. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if he prevails in whole or in part in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
SECTION 12. Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, employees, control persons, fiduciaries or other agents and affiliates, the Indemnitee shall be covered by such policies in such a manner as to provide to the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if the Indemnitee is a director; of the Company’s officers, if the Indemnitee is not a director of the Company but is an officer; or of the Company’s Designated Executive, if the Indemnitee is a Designated Executive.

SECTION 13. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of the fact that the Indemnitee is or was an officer, director or Designated Executive of the Company, or is or was an officer, director or Designated Executive of the Company serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by the Indemnitee in any such capacity (including prior to the date of this Agreement), a witness, or is made (or asked to) respond to discovery requests, in any Proceeding to which the Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
SECTION 14. Duration of Agreement. This Agreement shall terminate upon the final termination of all pending or threatened Proceedings to which the Indemnitee may be subject by reason of the fact that the Indemnitee is or was a director, officer or Designated Executive of the Company or is or was a director, officer or Designated Executive of the Company serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by him in any such capacity (including prior to the date of this Agreement). The indemnification provided under this Agreement shall continue as to the Indemnitee even though the Indemnitee retires or ceases to be a director, officer or Designated Executive of the Company for any reason. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnitee and his heirs, executors and administrators.
SECTION 15. Merger, Consolidation, or Sale of Assets. In the event that the Company shall be a constituent corporation in a consolidation or merger, whether the Company is the resulting or surviving corporation or is absorbed, the Indemnitee shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as the Indemnitee would have with respect to the Company if its separate existence had continued. For purposes of this Agreement, references to “the Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers.
SECTION 16. Severability. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifest by the provision held invalid, illegal or unenforceable.
SECTION 17. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.
SECTION 18. Headings; References; Pronouns. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to Section numbers are to Sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

SECTION 19. Definitions. For purposes of this Agreement:
(a) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the total voting power represented by the Company’s then outstanding voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.
(b) “Designated Executive” means a member of the Company’s Corporate Leadership Team who is not a director or officer of the Company.
(c) “Disinterested Director” means a director of the Company who is not or was not a party to the Proceeding in respect of which indemnification is being sought by the Indemnitee.
(d) “Expenses” includes, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. The term “Expenses” also shall include expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. The term “Expenses” shall not include amounts paid in settlement by or on behalf of the Indemnitee or amounts of judgments, Fines or penalties actually levied against the Indemnitee.
(e) “Fines” shall be broadly construed and shall include, without limitation, any ERISA or other excise taxes or penalties assessed on Indemnitee with respect to any employee benefit plan.
(f) “Good Faith” means the good faith of the Indemnitee for purposes of any determination required under Section 5 of this Agreement as to the Indemnitee’s Good Faith. The Indemnitee shall be deemed to have acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise, or on information supplied to him by the officers of the Company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. If the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement. The term “another enterprise” as used in this definition means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which the Indemnitee is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary. This definition shall not be deemed to be exclusive or to limit in any way the circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in Section 2 of this Agreement.
(g) “Independent Counsel” means a law firm or a member of a law firm that neither is presently nor in the past five years has been retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(h) “Proceeding” includes any threatened, pending or completed action, suit arbitration, alternate dispute resolution mechanism, or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), and including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was an officer, director or Designated Executive of the Company, or is or was an officer, director or Designated Executive of the Company serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by him in any such capacity, whether or not such service or action or inaction occurred or is alleged to have occurred prior to or after the date of this Agreement and whether or not the Indemnitee is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
SECTION 20. Modification and Waiver; Prior Agreement Terminated. Subject to Section 10 hereof, this Agreement contains the entire agreement of the parties relating to the subject matter hereof and shall supersede all other agreements and understandings, if any, between the parties with respect to the matters contemplated herein. This Agreement may be modified only by an instrument in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The parties hereby agree that immediately upon their execution and delivery of this Agreement, the Indemnity Agreement between them, dated                     , (the “Prior Agreement”) shall be terminated in all respects and thereafter be null and void, except with respect to any request for indemnification already made thereunder that is not then fully and finally resolved, in which event the Prior Agreement shall remain in effect until (and solely with respect to) the full and final resolution of such request for indemnification (and all matters incident thereto) and thereafter shall be immediately terminated.
SECTION 21. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given and received (i) if delivered by hand, on the date so delivered, or (ii) if sent by overnight courier, on the next business day after being so sent, or (iii) if sent by facsimile, on the day so sent:

(a) If to the Indemnitee, to:

(b) If to the Company, to:	The Corporate Executive Board 1919 North Lynn Arlington, VA 22209 Attn: Pamela Auerbach Corporate Counsel and Corporate Secretary

with a copy to:	Kirkland & Ellis, LLP Attn: Mark D. Director 655 15th Street, NW Washington, D.C. 20005
or to such other address as may be furnished to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

SECTION 22. Governing Law and Consent to Jurisdiction. The parties hereto agree that this Agreement shall be governed by, construed and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Company and the Indemnitee each hereby irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party to this Agreement further agrees that service of any process, summons, notice or document by United States certified or registered mail to such party’s address for notice under Section 21 or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party to this Agreement irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.
SECTION 23. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSONS AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE CORPORATE EXECUTIVE BOARD COMPANY

By:
Title: Corporate Secretary

INDEMNITEE

Name: